UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

PRIMO WATER CORPORATION
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE TO PARTICIPANTS IN THE
PRIMO WATER CORPORATION
EMPLOYEE SHARE PURCHASE PLAN

FROM:	Anne Melaragni
Chief Human Resources Officer

DATE:	June 25, 2024

RE:	Announced Transaction with BlueTriton

You are receiving this notice because you are a participant in the Primo Water Corporation Employee Stock Purchase Plan (the “ESPP”).  This notice contains important information about the ESPP.

On June 16, 2024, Primo Water Corporation (the “Company”) entered into an Arrangement Agreement and Plan of Merger (the “Agreement”) with Triton Water Parent, Inc., (“BlueTriton”) and certain affiliated entities.  Under the terms of the Agreement and following the satisfaction of all conditions to the closing of the transactions described in the Agreement, the Company and BlueTriton will each become subsidiaries by merger (the “Merger”) of a new NYSE-listed holding company (“NewCo”).  The Merger will become effective at the time specified in the Merger Agreement (the “Effective Time”), subject to the satisfaction of all conditions to the closing of the Merger.

Pursuant to the terms of the Merger Agreement and according to resolutions adopted by the Company’s board of directors on June 16, 2024, the Company has approved the termination of the ESPP at the end of the current Offering Period, which ends on June 28, 2024. No additional Offering Periods will commence thereafter. The current Offering Period will end according to its terms, and the final Purchase Date will be as of June 28, 2024. Prior to that date, participants may not increase the amount of contributions or make separate contributions to the ESPP.

If the Merger is consummated, you will receive NewCo shares in exchange for any shares of Company common stock that you acquired under the ESPP on the same basis as any other unrestricted shares of Company common stock you may own, and you will receive cash in lieu of any fractional NewCo share.

The exchange of shares for shares will not constitute a taxable disposition of the shares of Company common stock that you acquired under the ESPP, and your holding period for those shares will carry over to the NewCo shares you receive. Accordingly, you should avoid recognizing ordinary income upon a subsequent sale of NewCo shares provided that you hold the shares received under the ESPP and the NewCo shares received in exchange for them until 24 months after the beginning of the offering period for the shares you received under the ESPP.  Likewise, any capital gain you recognize on a subsequent sale of NewCo shares will be long-term capital gain provided that your combined holding period for your shares of Company common stock and your NewCo shares exceeds 12 months.

To the extent, however, that you receive cash in lieu of a fractional share of NewCo stock, that cash will be treated as proceeds of a taxable disposition of NewCo stock received in the Merger.  As a result, a portion of that cash equal to the discount at which you acquired the relevant shares under the ESPP may be taxable to you as ordinary income if the Merger occurs within 24 months of the beginning of the offering period for shares you received under the ESPP (and any other gain you recognize on the exchange will be short-term capital gain if your holding period for the relevant Company shares does not exceed 12 months).

If you dispose of NewCo shares received in exchange for Company shares acquired under the ESPP within the 24-month period, that disposition may result in ordinary income to the extent of the discount at which you acquired those Company shares.  Similarly, if you dispose of NewCo shares received in exchange for Company shares, that disposition may result in short-term capital gain or loss for you if your combined holding period for the Company shares and the NewCo shares does not exceed 12 months.

Please see the prospectus for the ESPP, and consult your tax advisor if you have any questions regarding the income tax consequences of a disposition of shares purchased under the ESPP.

Any amounts that you contributed to the ESPP will be automatically returned to you, without interest, as soon as practicable; no action on your part is needed.

NewCo will not assume sponsorship of the ESPP following the Effective Time. It has not been decided whether NewCo will offer its own employee stock purchase plan.

If you have any questions about this notice or the ESPP, please contact Kenny Brown.

Additional Information and Where to Find It

In connection with the Transactions, Primo Water will file a management information circular and proxy statement on Schedule 14A containing important information about the Transactions and related matters. Additionally, Primo Water will file other relevant materials in connection with the Transactions with applicable securities regulatory authorities. INVESTORS AND SECURITY HOLDERS OF PRIMO WATER ARE URGED TO CAREFULLY READ THE ENTIRE MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS) WHEN SUCH DOCUMENT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE PARTIES TO THE TRANSACTIONS. The Primo Water management information circular and proxy statement will be mailed to Primo Water shareholders, as well as be accessible on the EDGAR and SEDAR+ profile of Primo Water. Investors and security holders of Primo Water will be able to obtain a free copy of the management information circular and proxy statement, as well as other relevant filings containing information about Primo Water and the Transactions, including materials that will be incorporated by reference into the management information circular and proxy statement, without charge, on the SEC website (www.sec.gov), the SEDAR+ website (www.sedarplus.ca) and Primo Water’s investor relations website (www.primowatercorp.com/investors).

Participants in Solicitation

Primo Water and BlueTriton and their respective directors, executive officers and other members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information regarding Primo Water’s directors and executive officers and their ownership of Primo Water securities is set forth in Primo Water’s filings with the SEC, including its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 28, 2024 under the heading “Security Ownership of Directors and Management.” To the extent such person’s ownership of Primo Water’s securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Other information regarding the participants in the Primo Water proxy solicitation and a description of their direct and indirect interests in the Transactions, by security holdings or otherwise, may be obtained by reading the management information circular and the proxy statement and other relevant materials that will be filed with the SEC regarding the proposed transactions when such documents become available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication is not intended to, and does not, constitute a proxy statement or solicitation of a proxy, consent, vote or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange any securities in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer, solicitation, purchase or sale will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom. In Canada, no offering of securities shall be made except by means of a prospectus in accordance with the requirements of applicable Canadian securities laws or an exemption therefrom.

Safe Harbor Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time of such statements. Forward-looking statements involve inherent risks and uncertainties and several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this communication include, but are not limited to, statements regarding the estimated or anticipated future results of the combined company following the proposed merger, the anticipated benefits and strategic rationale of the proposed merger, including estimated synergies and capital expenditure rates, forecast performance metrics of the combined company, the expected timing of completion of the proposed merger and related transactions, and other statements that are not historical facts. The forward-looking statements are based on Primo Water and BlueTriton’s current expectations, plans and estimates. Primo Water and BlueTriton believe these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: (i) the ability of the parties to successfully complete the Transactions on anticipated terms and timing, including obtaining required shareholder and regulatory approvals and the satisfaction of other conditions to the completion of the Transactions, (ii) risks relating to the integration of Primo Water and BlueTriton’s operations, products and employees into the combined company and the possibility that the anticipated synergies and other benefits of the Transactions will not be realized or will not be realized within the expected timeframe (iii) risks relating to the businesses of Primo Water and BlueTriton and the industries in which they operate and the combined company will operate following the Transactions, (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transactions, (v) risks related to disruption of management’s time from ongoing business operations due to the Transactions (vi) the risk of any litigation relating to the Transactions, and (vii) the risk that the Transactions and their announcement could have an adverse effect on the ability of Primo Water and BlueTriton to retain and hire key personnel.

The foregoing list of factors is not exhaustive. Additional factors that could cause results to differ materially from those described in this Current Report can be found in Primo Water’s Annual Report on Form 10-K for the year ended December 30, 2023, and subsequent Quarterly Reports on Form 10-Q which are on available at the SEC website (www.sec.gov), the SEDAR+ website (www.sedarplus.ca) or from Primo Water’s investor relations website (https://primowatercorp.com/investors/).  Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and based on information available at that time. Primo Water and BlueTriton do not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.